     Exhibit 16.1 – Letter on Change in Certifying Accountant

August 19, 2003

VIA FACSIMILE & CERTIFIED MAIL

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the items in Item 4 of Form 8-K of Tarpon Coast Bancorp, Inc. dated August, 19, 2003, except for the third through fifth sentences of the first paragraph, as to which we have no basis for agreeing or disagreeing with such statements.

Yours truly,

/s/Hill, Barth & King LLC